UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2011

VERISIGN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of

Incorporation)

000-23593	94-3221585
(Commission File Number)	(IRS Employer Identification No.)

21355 Ridgetop Circle, Dulles, VA	20166
(Address of Principal Executive Offices)	(Zip Code)

(703) 948-3200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On April 11, 2011, the Internet Corporation for Assigned Names and Numbers (“ICANN”), in accordance with its internal procedures for public notice and comment, posted renewal terms for the .Net Registry Agreement which have been negotiated between VeriSign, Inc. (the “Company”) and ICANN. The renewal terms, which are posted on ICANN’s website, are substantially the same as the terms contained in the existing .Net Registry Agreement between the Company and ICANN. The .Net Registry Agreement is expected to be renewed by July 1, 2011. There can be no assurance that the terms of the .Net Registry Agreement will be approved substantially in the form as posted or at all, or that the renewal will occur by July 1, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERISIGN, INC.

Date: April 11, 2011

By:  /s/  Richard H. Goshorn

        Richard H. Goshorn

        Senior Vice President, General Counsel and Secretary